UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 14, 2006
Targeted Genetics Corporation
(Exact name of registrant as specified in its charter)

Washington	0-23930	91-1549568

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Olive Way, Suite 100, Seattle, Washington	98101

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (206) 623-7612
Not Applicable

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
          On March 14, 2006, Targeted Genetics announced that it completed a public offering of approximately 12.8 million shares of its common stock at a price of $0.39 per share to institutional investors, for gross proceeds of approximately $5 million. A copy of Targeted Genetics’ press release announcing the completion of the public offering is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
       Exhibits.
99.1	Press Release of Targeted Genetics Corporation dated March 14, 2006
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Targeted Genetics Corporation
By:	/s/ David J. Poston
David J. Poston
Chief Financial Officer

Dated: March 14, 2006

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release of Targeted Genetics Corporation dated March 14, 2006